Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

AVID BIOSERVICES ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

TUSTIN, CA, December 9, 2020 -- Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced that it has commenced an underwritten public offering of its common stock. Avid Bioservices, Inc. also intends to grant the underwriters a 30-day option to purchase from it up to an additional 15% of the shares of common stock offered in the public offering. Avid Bioservices, Inc. intends to use the net proceeds from the offering primarily for the expansion of its manufacturing capabilities and any remainder for general corporate purposes.

RBC Capital Markets is acting as sole book-running manager for the proposed offering. Craig-Hallum Capital Group and Stephens Inc. are acting as co-managers for the proposed offering.

The shares described above are being offered by Avid Bioservices, Inc. pursuant to a shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to the offering has also been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from RBC Capital Markets, LLC, Attn: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com, Craig-Hallum Capital Group LLC, Attn: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com or from Stephens Inc., Attn: Equity Syndicate, 111 Center Street, Little Rock, AR 72201, by telephone at (501) 377-2000 or by email at prospectus@stephens.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any offer, sale or solicitation of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Avid Bioservices, Inc.

Avid Bioservices, Inc. is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biopharmaceutical drug substances derived from mammalian cell culture. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 27 years of experience producing monoclonal antibodies and recombinant proteins, Avid Bioservices, Inc.'s services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Avid Bioservices, Inc.'s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the proposed offering and the intended use of the net proceeds from the offering, and involve risks and uncertainties. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2020 and subsequent quarterly reports on Form 10-Q, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.